UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

KOHL’S CORPORATION
(Name of Registrant as Specified in Its Charter)

MACELLUM BADGER FUND, LP

MACELLUM BADGER FUND II, LP

MACELLUM ADVISORS, LP

MACELLUM ADVISORS GP, LLC

JONATHAN DUSKIN

LEGION PARTNERS HOLDINGS, LLC

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XV

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

CHRISTOPHER S. KIPER

RAYMOND T. WHITE

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA MERLIN, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA CATALYST SPV I LP SERIES M

ANCORA CATALYST SPV I LP SERIES N

ANCORA CATALYST SPV I LP SERIES O

ANCORA CATALYST SPV I LP SERIES P

ANCORA CATALYST SPV I SPC LTD SEGREGATED PORTFOLIO G

ANCORA ADVISORS, LLC

ANCORA HOLDINGS, INC.

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP INC.

INVERNESS HOLDINGS, LLC

ANCORA ALTERNATIVES, LLC

FREDERICK DISANTO

4010 PARTNERS, LP

4010 CAPITAL, LLC

4010 GENERAL PARTNER, LLC

STEVEN E. LITT

MARGARET L. JENKINS

JEFFREY A. KANTOR

THOMAS A. KINGSBURY

CYNTHIA S. MURRAY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Macellum Badger Fund, LLC, a Delaware limited partnership, Legion Partners Holdings, LLC, a Delaware limited liability company, Ancora Holdings, Inc., an Ohio corporation and 4010 Capital, LLC, a Delaware limited liability company, together with the other participants named herein (collectively, the “Investor Group”), have filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Kohl’s Corporation, a Wisconsin corporation (the “Company”).

On March 15, 2021, the Investor Group issued the following press release to shareholders and open letter, which is attached hereto as Exhibit 99.1.

INVESTOR GROUP FILES DEFINITIVE PROXY STATEMENT FOR DIRECTOR NOMINATIONS AT KOHL’S AND SENDS LETTERS TO SHAREHOLDERS

Letter and Additional Information Can be Found At https://createvalueatkohls.com

Vote the WHITE Proxy Card Today to Support Our Highly Qualified Slate of Directors Who Are Committed to Exploring All Means to Unlock Shareholder Value so that Kohl’s Can Reach its Full Potential

NEW YORK – March 15, 2021 – Macellum Advisors GP, LLC (together with its affiliates, “Macellum”), Ancora Holdings, Inc. (together with its affiliates, “Ancora”), Legion Partners Asset Management, LLC (together with its affiliates, “Legion Partners”), and 4010 Capital, LLC (together with its affiliates, “4010 Capital” and, together with Macellum, Ancora and Legion Partners, the “Investor Group”) today announced that it has filed its definitive proxy statement for its slate of nominees for the Board of Directors (the “Board”) of Kohl’s Corporation (NYSE: KSS) (“Kohl’s” or the “Company”). The Investor Group is deemed to beneficially own, in the aggregate, 14,950,605 shares of the Company’s common stock, including 3,481,600 shares underlying call options currently exercisable, constituting approximately 9.5% of the Company’s outstanding common stock.

The proxy statement can be found here: https://www.sec.gov/Archives/edgar/data/0001640326/000092189521000735/defc14a09050035_03152021.htm

The Investor Group also sent a letter to all Kohl’s shareholders highlighting the following:

•	The chronic underperformance of Kohl’s stock price compared to its peers and relevant indices over a one-year, three-year, five-year and ten-year period;
•	The need for a truly new strategy and the addition of our five highly qualified directors in order to prevent investors from experiencing the same disappointing outcomes they have for decades at Kohl’s;
•	Why the Board should be held accountable for what we believe are deeply flawed executive compensation practices;
•	The significant potential for value creation that we see at Kohl’s with the benefit of a refreshed Board;
•	The superior relevant skillsets of our nominees compared to the five long-tenured incumbent Kohl’s directors.

The full letter can be found at https://createvalueatkohls.com/wp-content/uploads/2021/03/Letter-to-KSS-Shareholders-03152021.pdf and additional information can be found at https://createvalueatkohls.com/.

We encourage all shareholder to vote the WHITE Proxy Card today in order to support our nominees and to help Kohl’s reach its full potential.

About Macellum

Macellum Advisors GP, LLC, together with its affiliates (collectively, “Macellum”) have substantial experience investing in consumer and retail companies and assisting such companies in improving their long-term financial and stock price performance. Macellum’s historical investments include: Collective Brands, GIII Apparel Group, Hot Topic, Charming Shoppes and Warnaco, among other companies. Macellum prefers to constructively engage with management to improve its governance and performance for the benefit of all stockholders, as we did with Perry Ellis. However, when management is entrenched, Macellum has run successful proxy contests to effectuate meaningful change, including at The Children’s Place Inc., Christopher & Banks Corporation, Citi Trends, Inc. Bed Bath and Beyond Inc. and most recently at Big Lots, Inc.

About Ancora

Ancora Holdings, Inc. is an employee owned, Cleveland, Ohio based holding company which wholly owns four separate and distinct SEC Registered Investment Advisers and a broker dealer. Ancora Advisors LLC specializes in customized portfolio management for individual investors, high net worth investors, investment companies (mutual funds), and institutions such as pension/profit sharing plans, corporations, charitable & “Not-for Profit” organizations, and unions. Ancora Family Wealth Advisors, LLC is a leading, regional investment and wealth advisor managing assets on behalf families and high net-worth individuals. Ancora Alternatives LLC specializes in pooled investments (hedge funds/investment limited partnerships). Ancora Retirement Plan Advisors, Inc. specializes in providing non-discretionary investment guidance for small and midsize employer sponsored retirement plans. Inverness Securities, LLC is a FINRA registered Broker Dealer.

About Legion Partners

Legion Partners is a value-oriented investment manager based in Los Angeles, with a satellite office in Sacramento, CA. Legion Partners seeks to invest in high-quality businesses that are temporarily trading at a discount, utilizing deep fundamental research and long-term shareholder engagement. Legion Partners manages a concentrated portfolio of North American small-cap equities on behalf of some of the world’s largest institutional and HNW investors.

About 4010 Capital

4010 Capital is a value-oriented investment manager with substantial experience investing in the consumer discretionary sector. 4010 Capital employs comprehensive fundamental analysis to invest in companies which it believes are trading at a discount to intrinsic value and have a pathway to improving operating performance.

Contacts

Media:

Sloane & Company

Dan Zacchei / Joe Germani

dzacchei@sloanepr.com / jgermani@sloanepr.com

Investor:

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills

info@saratogaproxy.com

(212) 257-1311